UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 18, 2016

AVISTA CORPORATION
(Exact name of registrant as specified in its charter)

Washington	1-3701	91-0462470
(State of other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

1411 East Mission Avenue, Spokane, Washington	99202-2600
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	509-489-0500
Web site: http://www.avistacorp.com

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01 Other Events.

On March 18, 2016, the Public Counsel Section of the Washington Attorney General’s Office (Public Counsel) filed in Thurston County Superior Court a Petition for Judicial Review of the Washington Utilities and Transportation Commission's (UTC) January 2016 order (Order 05) that concluded Avista Corporation’s (Avista Corp. or the Company) electric and natural gas general rate cases that were originally filed with the UTC in February 2015. Order 05 approved new electric and natural gas rates that became effective on January 11, 2016. The new rates are designed to provide an $8.1 million decrease in electric base revenue and a $10.8 million increase in natural gas base revenue.

Subsequent to Order 05, three separate motions were filed by Public Counsel and other interested parties for the UTC to reconsider various issues raised in Avista Corp.'s electric and natural gas general rate cases. In February 2016, the UTC issued an order (Order 06) denying the motions filed by Public Counsel and the other interested parties and affirmed Order 05 approving new rates.

In its March 2016 Petition for Judicial Review, Public Counsel seeks judicial review of five aspects of Order 05 and Order 06, alleging, among other things, that (1) the UTC exceeded its statutory authority by setting rates for Avista Corp.'s natural gas and electric services based on amounts for utility plant and facilities that are not "used and useful" in providing utility service to customers; (2) the UTC acted arbitrarily and capriciously in granting an attrition adjustment for Avista Corp.'s electric operations after finding that the Company did not meet the newly articulated standard regarding attrition adjustments; (3) the UTC erred in applying the "end results test" to set rates for Avista Corp.'s electric operations that are not supported by the record; (4) the UTC did not correct its calculation of Avista Corp.'s electric rates after significant errors were brought to its attention; and (5) the UTC's calculation of Avista Corp.'s electric rates lacks substantial evidence.

Public Counsel is requesting that the Court (1) vacate or set aside portions of the UTC’s orders; (2) identify the errors contained in the UTC’s orders; (3) find that the rates approved in Order 05 and reaffirmed in Order 06 are unlawful and not fair, just and reasonable; (4) remand the matter to the UTC for further proceedings consistent with these rulings, including a determination of Avista Corp.’s revenue requirement for electric and natural gas services; and (5) find the customers are entitled to a refund.

The new rates established by Order 05 will continue in effect while the Petition for Judicial Review is being considered. The Company believes the UTC's Order 05 and Order 06 finalizing the electric and natural gas general rate cases provide a reasonable end result for all parties. If the outcome of the judicial review were to result in an electric rate reduction greater than the decrease ordered by the UTC, it may not provide Avista Corp. with a reasonable opportunity to earn the rate of return authorized by the UTC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AVISTA CORPORATION
(Registrant)

Date:	March 23, 2016	/s/ Mark T. Thies
Mark T. Thies
Senior Vice President,
Chief Financial Officer, and Treasurer